Exhibit 99.4
SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS

	Balance at	Charged to
	Beginning of	Costs and		Balance at End
	Year	Expenses	Deductions*	of Year
	(In thousands)
Allowance for Doubtful Accounts:
Fiscal Year 2006	$727	$2,456	$(2,105)	$1,078
Fiscal Year 2007	$1,078	$3,341	$(2,586)	$1,833
Fiscal Year 2008	$1,833	$5,475	$(4,561)	$2,747

*	Deductions include write offs

	Balance at	Charged	Charged
	Beginning of	(Credited) to	(Credited) to	Balance at End
	Year	Expense	Goodwill	of Year
	(In thousands)
Valuation Allowance for Deferred Tax Assets
Fiscal Year 2006	$162,576	$(47,195)	$—	$115,381
Fiscal Year 2007	$115,381	$(1,846)	$7,882	$121,417
Fiscal Year 2008	$121,417	$2,463	$(389)	$123,491
     All other schedules have been omitted since the required information is included in the financial statements or the notes thereto or is not applicable or required.